UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Premier Community Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PREMIER COMMUNITY BANKSHARES, INC.

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Premier Community Bankshares, Inc. (the “Corporation”) to be held on Tuesday, May 3, 2005 at 3:00 p.m. at the Hampton Inn and Conference Center located at 1204 Berryville Avenue, Winchester, Virginia. At the Annual Meeting, you will be asked to elect three directors for terms of three years each and to ratify the appointment of independent auditors for the Corporation for 2005. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and promptly return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ John K. Stephens		/s/ Donald L. Unger
John K. Stephens		Donald L. Unger
Chairman		President and Chief Executive Officer

April 1, 2005

PREMIER COMMUNITY BANKSHARES, INC.

4095 Valley Pike

Winchester, Virginia 22602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Premier Community Bankshares, Inc. (the “Corporation”) will be held on Tuesday, May 3, 2005 at 3:00 p.m. at the Hampton Inn and Conference Center located at 1204 Berryville Avenue, Winchester, Virginia, for the following purposes:

1.	To elect three directors to serve for terms of three years each expiring at the 2008 annual meeting of shareholders;

2.	To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Corporation for the fiscal year ending December 31, 2005; and

3.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of record of shares of the Corporation’s common stock at the close of business on March 15, 2005, the record date fixed by the Board of Directors of the Corporation, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Joseph W. Hollis
Joseph W. Hollis
Secretary

April 1, 2005

PREMIER COMMUNITY BANKSHARES, INC.

4095 Valley Pike

Winchester, Virginia 22602

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $1.00 per share (“Common Stock”), of Premier Community Bankshares, Inc. (the “Corporation”), in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 3, 2005 at 3:00 p.m. at the Hampton Inn and Conference Center located at 1204 Berryville Avenue, Winchester, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Corporation, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 1, 2005 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. In addition, certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Corporation may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On March 15, 2005, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,927,148 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Corporation of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board of Directors consists of nine members, three of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2008. Six other directors are serving terms that end in either 2006 or 2007, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Corporation.

The following biographical information discloses each director’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors or its predecessor.

Nominees For Election For Terms That Expire in 2008

Clifton L. Good, 67, has served as a director of the Corporation since 1989 and as a director of The Marathon Bank, a subsidiary of the Corporation (“Marathon”), since 1987. He is President of Clifton L. Good Realty, Incorporated and the General Manager and Partner of Good and Good, LLC, a real estate development company, both in Front Royal, Virginia.

Joseph W. Hollis, 51, has served as a director of the Corporation since 1989 and as a director of Marathon since 1987. He is President of B. J. Sager (beer distributor) in Winchester, Virginia. He has been Secretary of the Corporation since 2000.

Wayne B. Ruck, 65, has served as a director of the Corporation since 2000 and as a director of Rockingham Heritage Bank, a subsidiary of the Corporation (“Rockingham”), since 1996. From 1970 to 2000, he was a co-founder and co-owner of Packaging Services, Inc. of Weyers Cave, Virginia, and seven other packaging-related companies in the Mid-Atlantic region. Since 2000, he has served as co-founder and co-owner of The Warehouse Company, a public logistics company in Harrisonburg, Virginia, and

Shen-Valley LLC, a real estate development company in Harrisonburg, Virginia, and has retained an ownership position in four other packaging-related companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2006

Stephen T. Heitz, 51, has served as a director of the Corporation since 2000 and as a director of Rockingham since 1989. He is an attorney and partner in the firm of Litten and Sipe, L.L.P. in Harrisonburg, Virginia. He has been Treasurer/Assistant Secretary of the Corporation since 2000.

John K. Stephens, 62, has been Chairman of the Corporation since 2000 and President and Chief Executive Officer of Rockingham since 1994. He was elected Chairman of the Board of Rockingham in 1998. From 1990 to 1998, Mr. Stephens served as Vice Chairman of the Board of Rockingham.

Donald L. Unger, 63, has been President and Chief Executive Officer of the Corporation and Chief Executive Officer of Marathon since 1992. He was also President of Marathon from 1992 to 2004. He has served as a director of both the Corporation and Marathon since 1993. Mr. Unger was elected Chairman of Marathon in May 2000.

Incumbent Directors Whose Terms Expire in 2007

Walter H. Aikens, 55, has served as a director of the Corporation and of Marathon since 1998. He is President of H & W Construction Co., Inc. and President of Aikens Corporation, both in Winchester, Virginia, and develops real estate for rental property.

Meryl G. Kiser, 57, has served as a director of the Corporation since September 2003. He has been President – West Virginia Operations for Marathon since August 1, 2003 and is currently President of Premier Bank (In Organization), a new subsidiary that the Corporation is forming. Mr. Kiser was Chief Executive Officer of Jefferson Security Bank in Shepherdstown, West Virginia from 1994 to June 2003.

Paul R. Yoder, Jr., 63, has served as a director of the Corporation since 2000 and as a director of Rockingham since 1989. He is a physician and surgeon and is a partner in the professional firm of Rockingham Eye Physicians, P.C.

Executive Officers

John K. Stephens serves as Chairman of the Board of the Corporation and Donald L. Unger serves as President and Chief Executive Officer of the Corporation. Additional information with respect to these individuals is set forth above.

STOCK OWNERSHIP

Security Ownership of Management

The following table sets forth, as of February 15, 2005 certain information with respect to the beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

The address for each of the following individuals is Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602.

Name	Number of Shares (1)	Percent of Class (%)
Walter H. Aikens	30,064.61
Clifton L. Good	77,343	1.57
Stephen T. Heitz	20,936.42
Joseph W. Hollis	74,201	1.50
Meryl G. Kiser	7,950.16
Wayne B. Ruck	176,494	3.58
John K. Stephens	97,538	1.97
Donald L. Unger	46,833.94
Paul R. Yoder, Jr.	89,685	1.82
All directors and executive officers as a group (9 persons)	621,044	12.37

(1)	Amounts disclosed include shares of Common Stock that certain directors have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Mr. Aikens, 2,000; Mr. Good, 12,600; Mr. Heitz, 8,000, Mr. Hollis, 4,000; Mr. Kiser, 5,000; Mr. Ruck, 8,000; Mr. Stephens, 15,000; Mr. Unger, 29,000; and Dr. Yoder, 8,000.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of February 15, 2005, regarding the number of shares of Common Stock beneficially owned by all persons known to the Corporation who own five percent or more of the outstanding shares of Common Stock.

Name and Address	Common Stock Beneficially Owned	Percentage of Class
Banc Fund V L.P. (1)	357,032	7.2%
Banc Fund VI L.P. 208 S. LaSalle Street Chicago, Illinois 60604

(1)	In a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005 (the “Schedule 13G/A”), Banc Fund V L.P. reported beneficial ownership of, including sole voting and dispositive power with respect to, 226,127 shares of Common Stock and Banc Fund VI L.P. reported similar beneficial ownership of 130,905 shares of Common Stock, as of December 31, 2004. Banc Fund V L.P. and Banc Fund VI L.P. are under common control, according to the Schedule 13G/A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Corporation or written representation that no other reports were required, the Corporation believes that, during fiscal year 2004, all filing requirements applicable to its officers and directors were complied with, except that Walter H. Aikens inadvertently filed late a report on Form 4 covering the exercise of stock options in December 2003 and Clifton L. Good inadvertently filed late a report on Form 4 covering the purchase of shares of Common Stock in November 2004.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Corporation are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Corporation’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Corporation’s business through discussions with the Chairman, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Independence of the Directors

The Board of Directors has determined that the following six individuals of its nine members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”): Walter H. Aikens, Clifton L. Good, Stephen T. Heitz, Joseph W. Hollis, Wayne B. Ruck, and Paul R. Yoder, Jr. In

reaching this conclusion, the Board considered that the Corporation and its subsidiary banks conduct business with companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers for the Corporation’s Chief Executive Officer and principal financial officers. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Corporation’s periodic reports, and compliance with applicable laws, rules, and regulations by the Corporation’s senior officers who have financial responsibilities. The Code of Ethics is available on the Corporation’s web page at www.premiercommunitybankshares.com. Each of the Corporation’s subsidiary banks has a Code of Ethics and Standards of Conduct for officers and employees.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors in 2004. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2004.

Committees of the Board

The Corporation has an Audit Committee, a Compensation/Options Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Corporation’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation. The Board of Directors has adopted a written charter for the Audit Committee, and it is available on the Corporation’s web page at www.premiercommunitybankshares.com.

The members of the Audit Committee are Joseph W. Hollis, Chairman, Clifton L. Good and Wayne B. Ruck, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Hollis qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met seven times in 2004. For additional information regarding the Audit Committee, see “Audit Committee Report” on page 15 of this Proxy Statement.

Compensation/Options Committee

The Compensation/Options Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the

Compensation/Options Committee relating to the compensation of the Corporation’s executive officers are reported to the full Board of Directors.

The members of the Compensation/Options Committee are Walter H. Aikens, Chairman, Stephen T. Heitz and Paul R. Yoder, Jr., all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Compensation/Options Committee met four times in 2004. For additional information regarding the Compensation/Options Committee, see “Compensation/Options Committee Report on Compensation of Executive Officers” on page 8 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualification and independence of the members of the Board of Directors and its various committees on a periodic basis as well as the composition of the Board as a whole, evaluates the performance of incumbent Directors in determining consideration for re-election, recommends Board nominees for election as directors and provides guidance on Board and corporate governance issues. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, and it is available on the Corporation’s web page at www.premiercommunitybankshares.com.

The members of the Nominating and Corporate Governance Committee are Walter H. Aikens, Stephen T. Heitz and Paul R. Yoder, Jr., all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Nominating and Corporate Governance Committee was formed in 2004 and did not meet in 2004.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by Corporation if the Corporation receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Corporation. To be timely for the 2006 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2006 Annual Meeting of Shareholders” on page 16 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 1.5 of the Corporation’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Corporation, whose address is Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602.

The Corporation’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Corporation;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after each regularly scheduled Board meeting. At least once a year, the Board schedules an executive session including only independent directors. The chairman for executive sessions rotates based on the subjects to be discussed at those sessions.

Annual Meeting Attendance

The Corporation encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2004 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Corporation. The Corporation promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Each director of the Corporation is paid an annual retainer fee of $6,500 and directors’ fees for meetings attended as follows:

Board of Directors Meetings	$600
Audit and Compensation/Options Committee Meetings	$250

Joseph W. Hollis, as Chairman of the Audit Committee, receives an additional $250 per Audit Committee meeting (for a total of $500 per meeting).

EXECUTIVE COMPENSATION AND

RELATED TRANSACTIONS

Compensation/Options Committee Report on Compensation of Executive Officers

The Compensation/Options Committee (the “Committee”), which is composed of the non-employee directors of the Corporation listed below, recommends to the Board of Directors of the Corporation the annual salary levels and any bonuses to be paid to the Corporation’s executive officers – Donald L. Unger, President and Chief Executive Officer, and John K. Stephens, Chairman of the Board. The Committee also makes recommendations to the Board of Directors regarding the issuance of stock options and other compensation related matters.

The primary objective of the Corporation’s executive compensation program is to provide competitive levels of compensation to attract and retain highly skilled and motivated executive officers who will manage the Corporation in a manner to promote its growth and profitability and advance the interest of the Corporation’s shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Corporation’s performance in achieving its goals and objectives.

The elements of the Corporation’s compensation program include base annual salary, annual bonues and long-term incentives through the grants of stock options under the Corporation’s 1996 Long Term Incentive Plan and 2002 Long Term Incentive Plan, both of which were approved by shareholders. The Corporation no longer issues any grants or awards under the 1996 Long Term Incentive Plan.

The Committee establishes annual salary ranges for both executive officer positions. In establishing these ranges, the Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks located in Virginia. The Virginia Bankers Association Salary Survey of Virginia Banks is used for comparison of salaries paid for similar positions and responsibilities. In making compensation determinations for 2004, the Committee evaluated the performance of the executive officers based on the financial performance of the Corporation, achievements in implementing the Corporation’s long-term strategy, and the personal observations of the executive officers’ performance by the members of the Committee. No particular weight was given to any particular aspects of the performance of the executive officers.

In addition, Mr. Unger’s compensation is governed by an employment agreement. Under the terms of that agreement, he is eligible for base salary increases and bonuses as the Committee may determine.

Each year, the Committee also considers the desirability of granting long-term incentive awards under the 2002 Long Term Incentive Plan. The Committee believes that grants of options focus the Corporation’s executive management on building profitability and shareholder value. The Committee notes in particular its view that stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value. In fixing the grants of stock options to executive officers, the Committee takes into account the respective scope of accountability and contributions of each executive officer. The Committee elected to not make any grants to either executive officer under the 2002 Long Term Incentive Plan in 2004.

Compensation/Options Committee

Walter H. Aikens Stephen T. Heitz Paul R. Yoder, Jr.

Compensation/Options Committee Interlocks and Insider Participation

No member of the Compensation/Options Committee is a current or former officer of the Corporation or any of its subsidiaries. In addition, there are no compensation/options committee interlocks with other entities with respect to any such member.

Executive Officer Compensation

The following table presents information concerning the compensation of Messrs. Stephens and Unger. This table presents compensation for services rendered in all capacities to the Corporation and its subsidiaries by Mr. Stephens and by Mr. Unger in 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name	Year	Salary	Bonus	Other Annual Compen- sation ($)	Securities Underlying Options (#)	All Other Compensation (1)
John K. Stephens Chairman	2004 2003 2002	$159,174 151,594 141,900	$28,941 27,500 26,250	* * *	— — —	$29,593 27,186 22,898	(2)

Donald L. Unger President and Chief Executive Officer	2004 2003 2002	$150,491 143,325 136,500	$60,000 32,563 26,250	* * *	— — —	$270,303 32,707 30,624	(3)

*	All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for all officers named in the table.

(1)	For Mr. Stephens, amounts represent contributions to the Rockingham Heritage Bank Employee Retirement Plan on behalf of Mr. Stephens and director’s fees from the Corporation. For Mr. Unger, amounts represent contributions to Marathon’s 401(k) Plan on behalf of Mr. Unger pursuant to Mr. Unger’s employment agreement, directors’ fees from the Corporation and Marathon, compensation attributable to life insurance premiums paid by the Corporation pursuant to the Corporation’s split-dollar life insurance plan and, for 2004, dollar amounts attributable to the deferred compensation earned by Mr. Unger in Marathon’s deferred compensation plan.

(2)	Amounts represent $16,460 in contributions to the Rockingham Heritage Bank Employee Retirement Plan on behalf of Mr. Stephens and $13,133 in director’s fees from the Corporation.

(3)	Amounts represent $16,981 in contributions to Marathon’s 401(k) Plan on behalf of Mr. Unger pursuant to Mr. Unger’s employment agreement, $24,733 in directors’ fees from the Corporation and Marathon, $1,200 in compensation attributable to life insurance premiums paid by the Corporation pursuant to the Corporation’s split-dollar life insurance plan and $227,389 that were attributable to the deferred compensation earned by Mr. Unger in Marathon’s deferred compensation plan. See “Deferred Compensation Plans” below for additional details.

Deferred Compensation Plans

During 2004, a deferred compensation plan and split dollar life insurance plan were adopted for selected employees of Marathon, including Mr. Unger. Under these plans, the benefit is equal to 25% of the individual employee’s final compensation at time of retirement. Benefits are to be paid in monthly installments commencing at retirement for a period of 180 months. The plans provide that if employment is terminated for reasons other than retirement or disability, the benefit is reduced based upon a vesting schedule. If death occurs prior to termination of service, no retirement benefits are paid but a life insurance benefit of up to three times compensation is paid to the employees’ beneficiary. The deferred compensation charged to expense for 2004, based on the present value of the retirement benefits, was $304,054, including $227,389 attributable to Mr. Unger. The plans are unfunded; however, life insurance has been acquired on the life of employees in amounts sufficient to offset the expense of the obligations.

Stock Options

The Corporation did not grant any stock options to Messrs. Stephens and Unger during 2004. The following table sets forth information with respect to the exercise of stock options by held by Messrs. Stephens and Unger in 2004 and the amount and value of stock options held by them as of December 31, 2004:

Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In- The-Money Options at December 31, 2004 ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John K. Stephens	—	—	15,000	- 0 -	197,700	- 0 -
Donald L. Unger	10,000	149,000	29,000	- 0 -	414,420	- 0 -

(1)	The value realized was calculated by determining the difference between (i) the fair market value of Common Stock underlying the options at the date of exercise and (ii) the exercise price of the options.

(2)	The value of unexercised in-the-money options at fiscal year end was calculated by determining the difference between (i) the fair market value of Common Stock underlying the options at December 31, 2004 and (ii) the exercise price of the options.

Equity Compensation Plan Information

The following table summarizes information concerning the Corporation’s equity compensation plans at December 31, 2004:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column)
Equity compensation plans approved by shareholders (1)
1996 Long Term Incentive Plan	42,875	$5.26	0
2002 Long Term Incentive Plan	212,625	8.83	361,000
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	255,500	$8.23	361,000

(1)	The Corporation has two stock option plans, the 1996 Long Term Incentive Plan and the 2002 Long Term Incentive Plan, both of which were approved by shareholders. The Corporation no longer issues any grants or awards under the 1996 Long Term Incentive Plan. The 2002 Long Term Incentive Plan, which replaced the 1996 Long Term Incentive Plan, authorizes the issuance of up to 650,125 shares of Common Stock. This amount includes any unissued shares under outstanding grants or awards under the 1996 Long Term Incentive Plan (as disclosed in the table), and any shares that had been previously issued under that plan but were forfeited, expired, canceled or settled without the issuance of shares of Common Stock under that plan.

Employment Agreement

The Corporation and Mr. Unger entered into an employment agreement on April 1, 1998 (the “Agreement”). The Agreement was automatically renewed on March 31, 2004 for a one-year period, and will automatically renew for successive one-year periods thereafter unless expressly terminated by the Corporation.

As compensation under the Agreement, Mr. Unger currently receives a base salary of $150,491. As additional compensation under the Agreement and at the election and in the discretion of the Board of Directors, Mr. Unger may receive a bonus in the form of cash or options to purchase shares of Common Stock. The Agreement permits Mr. Unger to participate in any benefit plans adopted by the Corporation under the same terms and conditions as other employees of the Corporation.

In the event of a change in control of the Corporation, the Agreement provides that Mr. Unger shall receive a cash payment equal to the greater of (i) the amount of salary due to Mr. Unger for the remainder of the term of the Agreement or (ii) the product of his annual salary and the multiple of the book value per share of Common Stock received by the Corporation’s shareholders in connection with such change of control, provided such multiple does not exceed three.

Certain Relationships and Related Transactions

Some of the directors and officers of the Corporation and their families are at present, as in the past, customers of one of the banking subsidiaries of the Corporation, and have had and expect to have transactions with one or more of the subsidiary banks in the ordinary course of business. In addition, some of the directors and officers of the Corporation or its subsidiaries are at present, as in the past, also directors and officers of corporations that are customers of the subsidiary banks and that have had or expect to have transactions with the subsidiary banks in the ordinary course of business. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2004, the aggregate amount of loans, direct and indirect, from Marathon and Rockingham to the directors and executive officers of the Corporation, Marathon and Rockingham, and entities in which they own significant interest, was $5,899,000.

Rockingham has a lease agreement with Village Square Plaza, LLC, of which Wayne B. Ruck, a director of the Corporation, owns 16.7%. The lease relates to Rockingham’s branch at 54 Franklin Street, Suite 102, Weyers Cave, Virginia. The lease became effective in December 2000 and terminates in December 2026. The rent paid on the lease totaled $33,617 for the year 2004.

The firm of Litten and Sipe, L.L.P. of which Stephen T. Heitz, a director of the Corporation, is a partner, rendered legal services to Rockingham in 2004.

Stock Performance Graph

The following graph compares the cumulative total return to the shareholders of the Corporation for the last five fiscal years with the total return on the Nasdaq Composite Index and the SNL Southeast Bank Index, as reported by SNL Financial LC, assuming an investment of $100 in shares of Common Stock on December 31, 1999, and the reinvestment of dividends.

Premier Community Bankshares, Inc.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Premier Community Bankshares, Inc.	100.00	84.48	142.10	173.65	302.55	354.45
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Southeast Bank Index	100.00	100.41	125.09	138.18	173.52	205.78

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation by the Corporation’s Audit Committee, has appointed, subject to shareholder approval, the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2005. Yount, Hyde & Barbour, P.C. audited the financial statements of the Corporation for the year ended December 31, 2004. A majority of the votes cast by holders of shares of Common Stock is required for the ratification of the appointment of the independent public accountants.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

AUDIT INFORMATION

The following provides information about the Company’s independent public accountants and their relationship with the Company and the Audit Committee.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, and attestation on management’s assertion regarding the adequacy of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2004, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $102,650 for 2004 and $60,850 for 2003.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2004 and 2003 were $34,412 and $54,340, respectively. During 2004 and 2003, these services included Information Technology systems audit, ACH agreed-upon procedures, FHLB agreed-upon procedures, Public Funds agreed-upon procedures and other related issues.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and 2003 were

$4,400 and $3,800, respectively. During 2004 and 2003, these services included the preparation of federal and state tax returns.

All Other Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for all other services rendered to the Corporation for the fiscal year ended December 31, 2004 were $30,500. Other services included review of filings related to the stock offering and formation of new bank. There were no fees billed by Yount, Hyde & Barbour, P.C. for any other services rendered to the Corporation for the fiscal year ended December 31, 2003.

Pre-Approved Policies and Procedures

All services not related to the annual audit and quarterly review of the Corporation’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee’s Charter, which is available on the Corporation’s web page at www.premiercommunitybankshares.com, provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for the Corporation’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee Joseph W. Hollis, Chairman Clifton L. Good Wayne B. Ruck

PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Corporation’s principal executive offices at 4095 Valley Pike, Winchester, Virginia 22602 no later than December 2, 2005, in order for the proposal to be considered for inclusion in the Corporation’s Proxy Statement for that meeting. The Corporation presently anticipates holding the 2006 annual meeting of shareholders on May 2, 2006.

The Corporation’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2006 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Corporation not less than 45 days prior to the date of the 2006 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2006 annual meeting of shareholders, notice must be received by the Secretary of the Corporation not less than 45 days prior to the date of the 2006 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Corporation’s Bylaws, without charge, upon written request to the Secretary of the Corporation. Based upon an anticipated date of May 2, 2006 for the 2006 annual meeting of shareholders, the Corporation must receive any notice of nomination or other business no later than March 18, 2006.

OTHER MATTERS

The Board of Directors knows of no other matters that may come before this meeting. If any matters other than those referred to should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

THE CORPORATION’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE CORPORATION’S ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY, PREMIER COMMUNITY BANKSHARES, INC., WHOSE ADDRESS IS 4095 VALLEY PIKE, WINCHESTER, VIRGINIA 22602. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

By Order of the Board of Directors

Joseph W. Hollis, Secretary

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY PREMIER COMMUNITY BANKSHARES, INC.

Annual Meeting of Shareholders – May 3, 2005 Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Walter H. Aikens, Stephen T. Heitz, and Paul R.Yoder, Jr., jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Premier Community Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Hampton Inn and Conference Center, 1204 Berryville Avenue, Winchester, Virginia, on May 3, 2005 at 3:00 p.m., local time, or any adjournments thereof, for the following purposes:

With hold—For For All Except

1. To elect as directors the three persons listed as nominees below for terms of three years each expiring at the 2008 annual meeting of shareholders.

Clifton L. Good Joseph W. Hollis Wayne B. Ruck

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Corporation for the fiscal year ending December 31, 2005.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to sign and date Date this Proxy in the box below.

Shareholder sign above Co-holder (if any) sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Detach above card, sign, date and mail in postage paid envelope provided.

PREMIER COMMUNITY BANKSHARES, INC.

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.